Jinzhou Wanyou Mechanical Parts Co., Ltd.

Condensed Financial Statements
For the three months ended March 31, 2007
(Stated in US dollars)

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Condensed Financial Statements
Three months ended March 31, 2007

Index to Condensed Financial Statements

Pages

Condensed Statement of Operations and Comprehensive Income	1

Condensed Balance Sheets	2

Condensed Statement of Cash Flows	3

Notes to Condensed Financial Statements	4 - 12

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Condensed Statement of Operations and Comprehensive Income
For the three months ended March 31, 2007
(unaudited)
(Stated in US Dollars)

Net sales	$921,368
Cost of sales	(742,104)

Gross profit	179,264

Operating expenses
Administrative expenses	16,330
Selling expenses	147

Total operating expenses	16,477

Income from operations	162,787
Interest income	1,014
Other income	3,630
Finance costs	(126)

Income before income taxes	167,305
Income taxes - Note 4	-

Net income	167,305

Other comprehensive income
Foreign currency translation adjustments	26,241

Total comprehensive income	193,546

Earnings per share: basic and diluted - Note 5

Weighted average number of shares outstanding :- Note 5
basic and diluted

See accompanying Notes to Condensed Financial Statements

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Condensed Balance Sheets
As of March 31, 2007 and December 31, 2006
(Stated in US Dollars)

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$273,515	$663,701
Trade receivables	562,107	517
Bills receivable	64,592	-
Other receivables and prepayments	192,696	11,685
Inventories - Note 6	224,421	138,844
Amounts due from stockholders - Note 7	694,267	951,996

Total current assets	2,011,598	1,766,743
Property, plant and equipment, net - Note 8	1,069,720	952,581
Deposit for acquisition of property, plant and equipment	18,990	16,246

TOTAL ASSETS	$3,100,308	$2,735,570

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$306,116	$89,586
Other payables and accrued expenses	15,507	20,453
Income tax payable	-	40,392

TOTAL LIABILITIES	321,623	150,431

COMMITMENTS AND CONTINGENCIES
- Note 9

STOCKHOLDERS’ EQUITY
Registered and paid up capital - Note 10	2,450,000	2,450,000
Statutory reserve - Note 11	10,919	10,919
Accumulated other comprehensive income	53,034	26,793
Retained earnings	264,732	97,427

TOTAL STOCKHOLDERS’ EQUITY	2,778,685	2,585,139

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,100,308	$2,735,570

See accompanying Notes to Condensed Financial Statements

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Condensed Statement of Cash Flows
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

Cash flows from operating activities
Net income	$167,305
Adjustments to reconcile net income to net
cash used in operating activities:
Depreciation	22,954
Changes in operating assets and liabilities:
Trade receivables	(559,381)
Bills receivable	(64,338)
Other receivables and prepayments	(189,979)
Inventories	(83,872)
Amounts due from stockholders	266,101
Trade payables	224,591
Other payables and accrued expenses	(5,128)
Income tax payable	(40,632)

Net cash flows used in operating activities	(262,379)

Cash flows from investing activities
Payments to acquire and deposit for acquisition of
property, plant and equipment	(132,818)

Net cash flows used in investing activities	(132,818)

Effect of foreign currency translation on cash
and cash equivalents	5,011

Net decrease in cash and cash equivalents	(390,186)

Cash and cash equivalents - beginning of period	663,701

Cash and cash equivalents - end of period	$273,515

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	$-
Income taxes	$40,632

See accompanying Notes to Condensed Financial Statements

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Condensed Financial Statements
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

1.	Description of business

Jinzhou Wanyou Mechanical Parts Co., Ltd. (the “Company”) was established in the People’s Republic of China (the “PRC”) on September 21, 2006. The Company is engaged in manufacturing of piston rods, vibration-dampers and rotary axes for motor vehicles.

2.	Basis of presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) including the instructions to Form 10-Q and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted from these statements pursuant to such rules and regulation and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the period from September 21, 2006 (date of incorporation) to December 31, 2006.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three-month period have been made. Results for the interim period presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

3.	Summary of significant accounting policies

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes, provision for warranty and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Condensed Financial Statements
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade and bills receivables. As of March 31, 2007, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade and bills receivables, the Company extends credit based on an evaluation of the customer’s financial condition. The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

Regarding bills receivable, they are undertaken by the banks to honor the payments at maturity and the customers are required to place deposits with the banks equivalent to certain percentage of the bills amount as collateral. These bills receivable can be sold to any third party at a discount before maturity. The Company does not maintain allowance for bills receivable in the absence of bad debt experience and the payments are undertaken by the banks.

During the reporting period, customers represented 10% or more of the Company’s sales are :-

Three months
ended March
31, 2007

Jinzhou Wonder Auto Suspension System Co., Ltd	$169,928
ArvinMeritor Light Vehicle Aftermarket
Gabriel Ride Control Products, Inc	571,470

$741,398

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less to be cash equivalents. As of March 31, 2007 almost all the cash and cash equivalents were denominated in Renminbi (“RMB”) and were placed with banks in the PRC. They are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government. The remaining insignificant balance of cash and cash equivalents were denominated in US dollars.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Condensed Financial Statements
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Allowance of doubtful accounts

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. Among other things, the Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Based on the above assessment, during the reporting periods, the management has established a general provisioning policy to make allowance equivalent to 100% of gross amount of trade receivables due over 1 year. Additional specific provision is made against trade receivables aged less than 1 year to the extent which they are considered to be doubtful.

Bad debts are written off when identified. The Company extends unsecured credit to customers ranging from one to three months in the normal course of business. The Company does not accrue interest on trade accounts receivable.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase as our projected demand requirements; decrease due to market conditions, product life cycle changes. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses. The Company writes down the inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions.

Based on the above assessment, the Company has established a general 50% provision for inventories aged over 1 year.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Condensed Financial Statements
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on straight-line basis over their estimated useful lives. The principal depreciation rates are as follows :-

	Annual rate	Residual value

Plant and machinery	9%	10%
Furniture, fixtures and equipment	18%	10%
Motor vehicle	18%	10%
Leasehold improvements	20%	Nil

Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to and accepted by its customers, the sales price is fixed or determinable and collection is reasonably assured.

Warranty

The Company maintains a policy of providing after sales support for products by way of a warranty programme. Those products are guaranteed for usage for a pre-agreed period of time.

Since such products were well developed and highly mature, the Company did not encounter any claims from customers based on past experience. Accordingly the Company did not maintain a warranty reserve during the reporting period. However, the Company will periodically assess the estimation of its warranty liability and recognize the reserve when necessary based on the actual experience.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Condensed Financial Statements
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with SFAS No. 144. The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. During the reporting period, the Company has not identified any indicators that would require testing for impairment.

Recently issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48 “Accounting for Uncertainty in Income Taxes”. This interpretation requires that the entity recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The adoption of this statement does not have any impact of the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement”. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the effect of SFAS 157 on its financial statements.

In September 2006, the FASB released SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R)” which requires an employer to recognize the over funded or under funded status of defined benefit and other postretirement plans as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through an adjustment to comprehensive income. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158’s requirement to recognize the funded status of a benefit plan and new disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of this statement does not have any impact of the Company’s financial statements.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Condensed Financial Statements
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (cont’d)

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The adoption of this statement does not have any impact of the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008. We are in the process of evaluating this standard and therefore have not yet determined the impact that SFAS 159 will have on our financial statements upon adoption.

4.	Income taxes

PRC

Enterprises income tax (“EIT”) to the Company in the PRC is charged at 27%, of which 24% is for national tax and 3% for local tax, of the assessable profits. As approved by the relevant tax authority in the PRC, the Company was entitled to two years’ exemption, from the first profit making calendar year of operations after offset of accumulated taxable losses, followed by 50% tax reduction for the immediate next three calendar years (“tax holiday”). The Company has elected not to commence the entitlement of tax holiday in the first profit making fiscal financial year of 2006 and thus had current tax payable in the prior period. The tax holiday of the Company commenced in the fiscal year 2007. Accordingly, the company will be exempted from EIT for 2007 and 2008 and thereafter entitled to a 50% reduction on EIT tax rate at 13.5% for 2009, 2010 and 2011.

The Company, being Foreign Investment Enterprise, was entitled to another special tax concession. An amount equivalent to 40% qualifying domestic capital expenditure as defined and approved under the relevant PRC income tax rule can be used as an offset against the excess of the current year’s EIT over the prior year’s EIT. This tax concession, if untilized, can be carried forward for five years.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Condensed Financial Statements
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

5.	Earnings per share

The basic and diluted earnings per share are not presented because the Company’s common stock represents the outstanding registered capital of the Company which are not divided into number of shares (note 10). Also, the Company had no dilutive instruments.

6.	Inventories

	March 31,	December 31,
	2007	2006
	(Unaduited)	(Audited)

Raw materials	$66,553	$40,555
Work-in-progress	58,219	40,420
Finished goods	99,649	57,869

	$224,421	$138,844

7.	Amounts due from stockholders

Included in the accounts is a loan of $391,928 interest-bearing at prevailing PRC bank loan interest rate, unsecured and has no fixed term of repayment. The remaining amounts are arising from trading transactions which are interest-free, unsecured and repayable on demand.

8.	Property, plant and equipment, net

	March 31,	December 31,
	2007	2006
	(Unaduited)	(Audited)
Costs:
Plant and machinery	$1,073,090	$970,172
Furniture, fixtures and equipment	4,523	4,044
Motor vehicle	9,032	-
Leasehold improvements	27,968	-

	1,114,613	974,216
Accumulated depreciation	(44,893)	(21,635)

Net	$1,069,720	$952,581

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Condensed Financial Statements
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

9.	Commitments and contingencies

a.	Capital commitment

As of March 31, 2007, the Company had capital commitments amounting to $175,954 in respect of the acquisition of property, plant and equipment which were contracted for but not provided in the financial statements.

b.	Operating lease arrangement

As of March 31, 2007, the Company had a non-cancelable operating lease for its factory and office premises and production line facilities. The leases will expire in 2007 and the remaining payment is $16,665.

The rental expenses relating to the operating leases were $10,037 for the three months ended March 31, 2007.

10.	Registered capital

The Company is a non-joint capital stock corporation and therefore the capital stock, consistent with most of the PRC corporations, are not divided into a specific number of shares having a stated nominal amount.

11.	Statutory reserve

In accordance with the relevant laws and regulations of the PRC and articles of association of the Company, it is required to appropriate 10% of its net income, after offsetting any prior years’ losses, to the statutory reserve. When the balance of such reserve reaches 50% of the registered capital, any further appropriation is optional. Upon approval from the board of directors of the Company, the statutory reserve can be used to offset accumulated losses or to increase registered capital.

12.	Defined contribution plan

The Company has a defined contribution plan for all qualified employees in the PRC. The employer and its employees are each required to make contributions to the plan at the rates specified in the plan. The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan. No forfeited contribution is available to reduce the contribution payable in the future years. The defined contribution plan contributions were charged to the statement of operations. The Company contributed $1,777 for the three months ended March 31, 2007.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Condensed Financial Statements
For the three months ended March 31, 2007
(Unaudited)
(Stated in US Dollars)

13.	Related party transactions

Apart from the transactions as disclosed in note 7 to the financial statements, during the three months ended March 31, 2007, the Company purchased raw materials of $184,690 from a stockholder Jinzhou Wonder Auto Suspension System Co., Ltd (“JWAS”). The Company also sold finished goods of $169,928 and $82,251 to two stockholders, JWAS and Jinzhou Halla Electrical Equipment Co., Ltd. respectively. All the purchase and sale transactions were conducted on an arm-length basis.

During the three months ended March 31, 2007, the Company occupied part of factory and office premises and used production line facilities owned by JWAS under operating lease arrangement. Details of such lease are set out in note 9b.

14.	Segment information

The nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar, they are considered as a single reportable segment under FAS 131, “Disclosures about Segments of an Enterprise and Related Information”.

All of the Company’s long-lived assets are located in the PRC during the reporting period. Geographic information about the revenues, which are classified based on the customers, is set out as follows:

Three months
ended
March 31, 2007
(Unaudited)

PRC	$330,900
Mexico	571,470
USA	18,998

Total	$921,368